UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2019

LSB INDUSTRIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-7677	73-1015226
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3503 NW 63rd Street, Suite 500, Oklahoma City, Oklahoma		73116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (405) 235-4546

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.10	LXU	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 3, 2019, LSB Industries, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”). At the 2019 Annual Meeting, the stockholders: (i) elected the three director nominees listed in the Company’s proxy statement to serve on the Board of Directors for terms expiring in 2022; (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019; and (iii) approved, on an advisory basis, a resolution approving the 2019 compensation of the Company’s named executive officers, which is commonly referred to as a “say-on-pay” vote.

The final voting results for each of these matters are set forth below.

1. Election of three nominees to the Company’s Board of Directors whose terms expire in 2022

Name	Number of Votes For	Number of Votes Withheld
Mark T. Behrman	22,702,974	198,627
Jonathan S. Bobb	22,749,202	152,399
Richard S. Sanders, Jr.	22,501,209	400,392

In addition, there were 5,146,826 broker non-votes associated with respect to each nominee. All director nominees were duly elected at the 2019 Annual Meeting. Each of the individuals named in the above table will serve as director until the 2022 Annual Meeting of Stockholders or until his/her successor is duly elected and qualified.

2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2019

For	Against	Abstain
27,637,326	317,022	94,079

There were no broker non-votes on this matter.

3. Approval, on an advisory basis, of the compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
22,451,022	407,010	43,569	5,146,826

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2019

LSB INDUSTRIES, INC.

By:	/s/ Michael J. Foster
Name:	Michael J. Foster
Title:	Executive Vice President and General Counsel